                                 SCHEDULE 14A
                                (Rule 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                               Amendment No.   )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement     [_] Confidential, for Use of the
                                         Commission Only (as permitted by Rule
                                         14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                                  GBC Bancorp
               (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

[LOGO] GBC BANCORP

                                  GBC BANCORP
                             800 West Sixth Street
                         Los Angeles, California 90017

TO THE SHAREHOLDERS OF GBC BANCORP:

   NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the Annual Meeting of Shareholders (the "Meeting") of GBC Bancorp ("Bancorp") will be held in the Corporate Board Room of Bancorp, located at 800 West Sixth Street, 15th Floor, Los Angeles, California 90017, on Wednesday, May 15, 2002 at 4:00 p.m., for the purpose of considering and voting on the following matters:

    1. Election of Directors. To elect thirteen directors to serve for the ensuing year.

    2. Other Business. To transact such other business as may properly come before the meeting and any adjournments thereof.

   The Board of Directors has fixed the close of business on March 29, 2002 as the record date for determination of shareholders entitled to notice of, and the right to vote at, the Meeting.

   YOU ARE URGED TO VOTE IN FAVOR OF THE PROPOSALS BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY BANCORP'S BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE SECRETARY IN WRITING TO THAT EFFECT, BY FILING WITH THE SECRETARY A LATER DATED PROXY, OR BY VOTING IN PERSON AT THE MEETING.

                                          By Order of the Board of Directors

                                          /s/ MING LIN CHEN
                                          Ming Lin Chen
                                          Secretary

Dated: April 16, 2002

                                PROXY STATEMENT

                                  GBC BANCORP

                        ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 15, 2002

                                 INTRODUCTION

   This Proxy Statement is furnished in connection with the solicitation of the Proxies to be used at the Annual Meeting of Shareholders (the "Meeting") of GBC Bancorp ("Bancorp") to be held on Wednesday, May 15, 2002 at 4:00 p.m., in the Corporate Board Room of Bancorp, 800 West Sixth Street, 15th Floor, Los Angeles, California 90017, and at any adjournments thereof.

   It is expected that this Proxy Statement and accompanying Notice and form of Proxy will be mailed to shareholders on or about April 16, 2002.

   The matters to be considered and voted upon at the Meeting will be:

    1. Election of Directors. To elect thirteen directors to serve for the ensuing year.

    2. Other Business. To transact such other business as may properly come before the meeting and any adjournments thereof.

Revocability of Proxies

   A Proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of Bancorp an instrument revoking it or a duly-executed Proxy bearing a later date. In addition, the powers of the proxyholders will be suspended if the person executing the Proxy is present at the Meeting and elects to vote in person by advising the Chairman of the Meeting of his/her election to vote in person, and voting in person at the Meeting. Subject to such revocation or suspension, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the proxyholders in accordance with the instructions on the Proxy. If no instruction is specified with regard to a matter to be acted upon, the shares represented by the Proxy will be voted in accordance with the recommendations of management. Abstentions and broker non-votes are not considered votes cast.

Persons Making the Solicitation

   This solicitation of Proxies is being made by the Board of Directors of Bancorp. The expense of preparing, assembling, printing, and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by Bancorp. It is contemplated that Proxies will be solicited principally through the use of the mail, but officers, directors, and employees of Bancorp may solicit Proxies personally or by telephone without receiving special compensation therefor. Bancorp may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy materials to their principals. In addition, Bancorp may utilize the services of individuals or companies not regularly employed by Bancorp in connection with the solicitation of Proxies, if management of Bancorp determines that this is advisable.

                               VOTING SECURITIES

   There were issued and outstanding 11,603,063 shares of Bancorp's common stock ("Common Stock") on March 29, 2002, which has been fixed as the record date (the "Record Date") for the purpose of determining shareholders entitled to notice of, and to vote at, the Meeting. Each holder of Bancorp's Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock held as of the Record Date on any matter submitted to the vote of the shareholders.

           SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

By Management

   The following table sets forth, as of February 28, 2002, the number and percentage of shares of Bancorp's outstanding Common Stock beneficially owned, directly or indirectly, by each of Bancorp's directors and nominees for directors and the executive officers included in the Summary Compensation Table set forth under the caption "EXECUTIVE COMPENSATION" on page 8, and by the directors and officers as a group. The shares "beneficially owned" are determined under Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which a director, principal shareholder, or officer has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of February 28, 2002. Unless otherwise indicated, the persons listed below have sole voting and investment powers of the shares beneficially owned. Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of Bancorp.

                                               Amount and Nature of Percentage
                Beneficial Owner               Beneficial Ownership  of Class
                ----------------               -------------------- ----------
  Bernard Chen................................        283,546(1)       2.44%
  Thomas C.T. Chiu............................        161,600(2)       1.39%
  Chuang-I Lin................................         65,500(3)       0.56%
  Ko-Yen Lin..................................        103,900(4)       0.89%
  Ting Y. Liu.................................        401,086(5)       3.45%
  John Wang...................................         92,984(6)       0.80%
  Kenneth C. Wang.............................         92,984(7)       0.80%
  Chien-Te Wu.................................        166,412(8)       1.43%
  Julian Wu...................................        107,194(9)       0.92%
  Li-Pei Wu...................................        835,636(10)      6.92%
  Peter Wu....................................        631,624(11)      5.40%
  Ping C. Wu..................................        619,857(12)      5.33%
  Chin-Liang Yen..............................        426,251(13)      3.66%
  John Getzelman..............................          8,000(14)      0.07%
  Peter Lowe..................................         12,400(15)      0.11%
  Eddie Chang.................................         18,600(16)      0.16%
  28 Present Directors and Officers as a group      4,130,188         32.86%

--------
 (1) Includes 16,020 shares held by Mr. Chen in his own name, 237,160 shares held by Mr. Chen as the sole Trustee of the Helen Chen Trust dated June 25, 1986, and 7,366 shares held by Mr. Chen as the sole Trustee of the Helen Y. Chen Irrevocable Trust, as to which shares held in trust Mr. Chen has sole voting and investment powers. Also includes 23,000 shares subject to options presently exercisable or which will become exercisable within 60 days that are transferable to the Helen Chen Trust in accordance with the pour-over provisions of the Will of Helen Chen.

 (2) Includes 70,980 shares held jointly with Dr. Chiu's spouse, 9,680 shares held by Dr. Chiu in his own name, 16,940 shares held by Dr. Chiu's spouse in her own name, as to which shares Dr. Chiu has shared voting and investment powers, and 20,000 shares owned by Dr. Chiu's Pension Fund. Also includes 29,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

 (3) Includes 11,500 shares owned by Mr. Lin's spouse, as to which shares Mr. Lin has shared voting and investment powers. Also includes 29,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

 (4) Includes 19,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

 (5) Includes 361,156 shares held jointly with Mr. Liu's spouse, and 3,630 shares held by Jade Realty Pension Trust which is 100% owned by Mr. Liu and his spouse, and 10,000 shares held by the Liu Family Charitable Foundation, as to which shares Mr. Liu has voting and investment powers. Also includes 29,000 shares subject to options presently exercisable or which will become exercisable within 60 days. Does not include 24,734 shares held by Mr. Liu's children in their own names, as to which shares Mr. Liu has no voting and investment powers.

 (6) Includes 29,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

 (7) Includes 29,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

 (8) Includes 8,132 shares held by Mr. Wu's mother, as to all of which shares Mr. Wu has shared voting and investment powers. Also includes 29,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

 (9) Includes 7,260 shares held by Unison Investment, of which Mr. Wu is the General Partner. Also includes 29,000 shares subject to options presently exercisable or which will become exercisable within 60 days. Does not include 2,420 shares held by Mr. Wu's children in their own names, as to which shares Mr. Wu has no voting and investment powers. Also does not include 279,854 shares held by Mr. Wu's brothers and sisters in their own names, as to which shares Mr. Wu holds a power of attorney to vote in accordance with their instructions. Mr. Wu disclaims beneficial ownership of these shares.

(10) Includes 31 shares held jointly with Mr. Wu's spouse, and 242 shares held by Mrs. Wu in her IRA, as to all of which shares Mr. Wu has shared voting and investment powers, and 6,689 shares held on behalf of Mr. Wu by Goldman Sachs & Co., Inc. Also includes 331,000 shares held by Wu Family Investment Partnership No. 1, L.P., of which Mr. Wu serves as president of the corporate general partner, as to which shares Mr. Wu has sole voting and investment powers. Also includes 476,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(11) Includes 443,004 shares held under Wu Trust UA 6-19-91. Also includes 26,008 shares held by Mr. Wu's children under the California Uniform Transfers to Minors Act, Chong Hwei Wu, Custodian, as to all of which shares Mr. Wu has shared voting and investment powers. Also includes 9,212 shares held on behalf of Mr. Wu by Fidelity Brokerage Co., and 65,800 shares by Wedbush Morgan Securities. Also includes 87,600 shares subject to options presently exercisable or which will become exercisable within 60 days.

(12) Includes 118,065 shares owned by President Global Corp., as to which shares Mr. Wu has sole voting and investment powers. Also includes 381,724 shares held under the Wu Family 1998 Trust, 2,056 shares held by Mr. Wu's defined benefit plan, and a total of 89,006 shares held by Mr. Wu's children in their own names, as to all of which shares Mr. Wu has shared voting and investment powers. Also includes 29,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(13) Includes 1,524 shares held jointly with Mrs. Yen's spouse, 119,782 shares held by Mrs. Yen's children in their own names, and 275,945 shares held under the Yen Family 2000 Trust, as to all of which shares Mrs. Yen has shared voting and investment powers. Also includes 29,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(14) Includes 8,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(15) Includes 2,800 shares held by the Lowe Family Trust, as to which shares Mr. Lowe has shared voting and investment powers. Also includes 9,600 shares subject to options presently exercisable or which will become exercisable within 60 days.

(16) Includes 4,800 shares held on behalf of Mr. Chang by J.B. Oxford Co., Inc. and 3,400 shares by Janney Montgomery Scott, LLC, as to all of which shares Mr. Chang has shared voting and investment powers with his spouse. Also includes 10,400 shares subject to options presently exercisable or which will become exercisable within 60 days.

By Others

   The following table sets forth certain information concerning each person known to the Board to be a beneficial owner of more than five percent of Bancorp's outstanding Common Stock as of December 31, 2001 (the ownership of the directors and executive officers of Bancorp being included elsewhere herein):

                                                 Amount Beneficially Percentage
      Name and Address of Beneficial Owner              Owned         of Class
      ------------------------------------       ------------------- ----------
 AXA Conseil Vie Assurance Mutuelle,                 828,945(1)         7.2%
 AXA Assurances I.A.R.D. Mutuelle, and               (as a group)
 AXA Assurances Vie Mutuelle
  370, rue Saint Honore
  75001 Paris, France
 AXA Courtage Assurance Mutuelle
  26, rue Louis le Grand
  75002 Paris, France
 as a group (collectively, the "Mutuelles AXA").
 AXA
  25, avenue Matignon
  75008 Paris, France
 AXA Financial, Inc.
  1290 Avenue of the Americas
  New York, New York 10104

--------
(1) According to Schedule 13G dated February 11, 2002 filed pursuant to the Securities Exchange Act of 1934.

                             ELECTION OF DIRECTORS

   The persons named below have been nominated to serve as directors of Bancorp until the 2003 Annual Meeting of Shareholders and until their respective successors are elected and qualify, and management does not intend to nominate any other persons as directors at this Annual Meeting. There are no family relationships between any director, executive officer or person nominated to become a director or executive officer, except: (i) Peter Wu, Ping C. Wu and Chien-Te Wu are brothers and are first cousins to Julian Wu; and (ii) John Wang and Kenneth Wang are brothers. The term family relationship means any relationship by blood, marriage or adoption not more remote than first cousin. The following is a brief biographical description of each nominee. Each of the nominees was elected to his or her present term of office at Bancorp's last Annual Meeting of Shareholders.

                        Bancorp
                        Director
       Name         Age  Since   Principal Occupation During the Past Five Years
       ----         --- -------- -----------------------------------------------
Bernard Chen....... 28    2000    From 1995 to present, human-computer
                                  interaction designer; from 1999 to present,
                                  Vice President of Fullong Enterprise Corp.
Thomas C.T. Chiu... 54    1983    Medical doctor
Chuang-I Lin, Ph.D. 61    1983    From 1992 to present, Chairman and
                                  President of Uniworld Marketing, Inc.,
                                  El Monte, CA; from 1980 to 2001, Chairman
                                  and President of Myriad Capital, Inc.,
                                  Monterey Park, CA
Ko-Yen Lin......... 58    1986    From 1977 to present, President of T.K. Lin
                                  Investment Co., Calabasas, CA
Ting Y. Liu, Ph.D.. 65    1981    Chairman of HITO Corp., Chatsworth, CA
John C. Wang....... 39    1989    From 1987 to present, Vice President of The
                                  Wang Partnership; 1990 to present, Managing
                                  Director of South Bay Capital Corporation;
                                  and since 1991, President, Pacific Coast
                                  Realty Services, Inc.
Kenneth C. Wang.... 41    1991    From 1986 to present, Executive Vice
                                  President of The Wang Partnership; and from
                                  1993 to present, Executive Vice President of
                                  Kenjohn Trading
Chien-Te Wu........ 40    1994    From September 1990 to July 1993, Executive
                                  Vice President, and since August 1993 to
                                  present, President, of Tone Yee
                                  Investments & Developments, Inc.
Julian Wu, Ph.D.... 60    1981    1977 to present, General Partner of West
                                  Union Investment Co., Torrance, CA
Li-Pei Wu.......... 67    1982    From May 1982 to December 2000, Chief
                                  Executive Officer and from June 1984 to
                                  present, also Chairman of the Board of
                                  Bancorp and General Bank. President of
                                  Bancorp and General Bank from May 1982 to
                                  March 1998

                      Bancorp
                      Director
       Name       Age  Since   Principal Occupation During the Past Five Years
       ----       --- -------- -----------------------------------------------
  Peter Wu, Ph.D. 53    1981   From 1979 to March 1998, Executive Vice
                               President and from January 1995 to December
                               2000, also Chief Operating Officer, of
                               General Bank; from 1981 to March 1998,
                               Executive Vice President of Bancorp; and
                               Secretary of Bancorp and General Bank from
                               1979 to January 2001; President and Chief
                               Operating Officer of Bancorp and General
                               Bank from March 1998 to December 2000;
                               President and Chief Executive Officer of
                               Bancorp and General Bank since January
                               2001
  Ping C. Wu..... 56    1981   1975 to present, President of President Global
                               Corp., Buena Park, CA
  Chin-Liang Yen. 59    1983   From 1986 to present, President of San Yang
                               Enterprise Corp.

   The enclosed Proxy will be voted in favor of the election of the above-named nominees as directors, unless authority to vote for directors is withheld. If any of the nominees should be unable or decline to serve, which is not anticipated, discretionary authority is reserved for the proxyholders to vote for a substitute, to be designated by the present Board of Directors.

Involvement in Certain Legal Proceedings

   Currently serving director, and nominee for director, Chuang-I Lin, is a shareholder of, and had acted as a director and President for, Myriad Capital, Inc. ("Myriad"), a Specialized Small Business Investment Company licensed by the United States Small Business Administration (the "SBA") pursuant to Section 301(d) of the Small Business Investment Act of 1958, as amended (the "SBA Act"). In connection with an action filed by the SBA against Myriad in the United States District Court for the Central District of California seeking payment of amounts owing from Myriad to the SBA with respect to certain debentures and preferred stock purchased by the SBA, an Order (the "Order") was entered on October 22, 2001 in such Court granting the SBA a preliminary injunction against Myriad and appointing the SBA as Receiver of Myriad. The Receiver was appointed for the purpose of marshaling and liquidating all of Myriad's assets and satisfying the claims of creditors in the order of priority as determined by the Court, and at conclusion of said receivership, the Receiver may submit a report to the Court recommending that Myriad's license to operate as a Specialized Small Business Investment Company be revoked. The basis of the Order was a finding that Myriad had violated the regulations of the SBA Act for Myriad's failure to pay its indebtedness owing to the SBA in an amount not lower than $2,664,530. Pursuant to the terms of the Order, in connection with the SBA as Receiver assuming the control and operation of Myriad, all then serving directors, officers, employees and agents of Myriad were dismissed, which included the dismissal of Chuang-I Lin as a director and President of Myriad. Prior to the entry of the Order, Myriad had been in settlement discussions with the SBA, and it is the Company's understanding that settlement discussions are continuing between the SBA and Mr. Lin. It is Mr. Lin's hope that settlement can be reached so that the receivership can be terminated and Myriad ultimately be returned to active status as a Specialized Small Business Investment Company in order that it may continue to serve the minority business community by providing financing for minority-owned small businesses as Myriad had done in the past.

                     THE BOARD OF DIRECTORS AND COMMITTEES

   As of December 31, 2001 there were thirteen (13) directors of Bancorp. Bancorp had fifteen (15) Board of Directors meetings in 2001. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors or its committees on which such director served. Bancorp has an Audit Committee (described below), but does not have any standing compensation, nominating or personnel committee.

   The members of Bancorp's Board of Directors also serve as the members of the Board of Directors of General Bank (the "Bank"), Bancorp's wholly owned subsidiary. The Bank's Board of Directors had twelve (12) regular meetings during the year 2001. The Bank's Board of Directors has an Executive Loan Committee and a CRA Committee, in addition to the Audit Committee described below.

   The Boards of Directors of Bancorp and the Bank maintain an Audit Committee. The Audit Committee recommends to the Board the engagement of independent public accountants and recommends the fee to be paid to the auditors. Its responsibility further includes reviewing the proposed scope and results of the audit, as well as the scope, adequacy and results of internal audit and control procedures. The current members of the Audit Committee are: Bernard Chen, Chuang-I Lin, Ko-Yen Lin, Ting Liu, John Wang, Kenneth Wang and Julian Wu (who acts as Chairperson). Each member of the Audit Committee is independent in the judgment of the Board of Directors and as required by the listing standards of the National Association of Securities Dealers.

   During 2001, a temporary ad hoc committee composed of six (6) outside directors was established to determine the compensation for and to negotiate the terms of an employment agreement with the new Chief Executive Officer, Peter Wu. See "Employment Agreement--Peter Wu" on pages 15-16. After finalizing Peter Wu's employment agreement, the ad hoc committee was disbanded. The members of this temporary ad hoc committee were: Chuang-I Lin, Ko-Yen Lin, Ting Liu, John Wang, Julian Wu and Walter Wu (who resigned as a director of Bancorp and the Bank effective as of May 16, 2001).

Directors' Compensation

   Each director who attends the regular Board of Directors meetings of the Bank is paid $1,600.00 for each attendance. Any director who does not attend is paid $1,000.00 per meeting. Directors are not paid any fee for attending special Board Meetings unless agreed to by a majority of the Board of Directors. Non-employee directors who are members of and attend meetings of the various committees of the Board of Directors of the Bank are paid attendance fees as follows: (a) $600.00 per attendance at an Executive Loan Committee meeting; (b) $500.00 per attendance at a CRA Committee meeting; and (c) $500.00 per attendance at an Audit Committee meeting. In addition, the Audit Committee Chairperson receives a $3,000.00 annual retainer. The members of the temporary ad hoc committee described above that determined the terms of Peter Wu's employment agreement were each paid an attendance fee of $500.00 per meeting.

   Pursuant to a program to grant non-qualified options for Bancorp's Common Stock to the non-employee directors, immediately after the Company's 1998 Annual Meeting of Shareholders, each of the twelve (12) non-employee directors elected was granted a non-qualified option to purchase 20,000 shares of Common Stock, with the exercise price of the options to be the fair market value of the Common Stock on the date of said meeting. The program further provides that, beginning on January 1, 1999 and continuing thereafter on January 1 of each succeeding year, each non-employee director serving on such date who shall have served as a director for at least one year as of such date will be granted a non-qualified option to purchase 3,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the first business day of each such year, with such option to vest on the one year anniversary date of the grant thereof. The first such options were granted in 1999. All options granted under the program will be fully exercisable on the first anniversary date of the grant and will be exercisable over a ten
(10)-year period from the date of the grant.

                            EXECUTIVE COMPENSATION

   The following table sets forth the cash and non-cash compensation paid or accrued by Bancorp or the Bank to or for the account of the Chief Executive Officer and the four other most highly compensated executive officers of Bancorp and the Bank whose total annual salary and bonus for the last fiscal year exceeds $100,000 (the "Named Executives") for the fiscal years ended December 31, 2001, 2000, and 1999.

                          Summary Compensation Table

                                                                                 Long Term Compensation(1)
                                                                        -------------------------------------------
                                             Annual Compensation                Awards         Payouts
-                                     --------------------------------- ---------------------- -------
                                                                        Restricted
                                                           Other Annual   Stock    Securities           All Other
                                      Salary   Bonus       Compensation   Award    Underlying   LTIP   Compensation
  Name and Principal Position    Year  ($)     (2)($)         (3)($)       ($)     Options (#)   ($)      (4)($)
  ---------------------------    ---- ------- ---------    ------------ ---------- ----------- ------- ------------
Li-Pei Wu....................... 2001 471,936   400,000(6)    75,440       N/A (9)   476,000     N/A      29,300
  Chairman of the Board and      2000 442,296 1,500,000      295,033       N/A (8)        --     N/A      29,300
 Director of Bancorp and Bank    1999 420,036 1,659,757(5)   326,456       N/A (7)        --     N/A      28,800

Peter Wu........................ 2001 249,996   350,000       66,010        N/A      250,000     N/A      29,900
  President, Chief Executive     2000 192,000   211,700       39,338        N/A       20,000     N/A      28,700
 Officer and Director of         1999 174,000   186,645       36,387        N/A       20,000     N/A      28,800
 Bancorp and Bank

John Getzelman.................. 2001 180,000    40,000        6,462        N/A       20,000     N/A          --
  Executive Vice President       2000      --        --           --         --           --     N/A          --
  of Bank                        1999      --        --           --         --           --     N/A          --

Peter Lowe...................... 2001 129,000    85,000       13,731        N/A        3,000     N/A       6,440
  Executive Vice President       2000 124,200    75,600       14,870        N/A        2,000     N/A       6,205
 and Chief Financial Officer of  1999 121,800    50,000        8,438        N/A        5,000     N/A       6,084
 Bancorp and Bank

Eddie Chang..................... 2001  97,440   112,356       18,150        N/A        4,000     N/A       4,862
  Senior Vice President and      2000  92,640    95,008       16,033        N/A        4,000     N/A       4,623
 Manager of Real Estate          1999  88,200    81,789       13,802        N/A        5,000     N/A       4,401
 Lending Department of Bank

--------
(1) Bancorp has no plans for granting restricted stock awards, or stock appreciation rights, or making LTIP (Long-term Incentive Plan) payouts.

(2) Amounts shown are profit sharing awards paid for services rendered during the years indicated.

(3) Amounts shown represent gross-up payments to cover the federal income tax for the portion (up to 30%) of the profit sharing award paid to the Named Executive for services rendered during the year which such Named Executive elects to set aside pursuant to savings incentives. Amounts shown assume each of the Named Executives elects to set aside 30% of the profit sharing award paid to him.

(4) Amounts shown include the matching funds contributed by the Bank pursuant to the General Bank Profit Sharing 401(k) Plan and Director Fees received by the Named Executives who are Directors.

(5)(6) Pursuant to Li-Pei Wu's Employment Agreement with the Company, for the years 1999 and 2001 Mr. Wu elected to receive $829,878.50 and $200,000.00 of such bonus, respectively, in shares of Bancorp Common Stock. See "Employment Agreement--Li-Pei Wu" on pages 13-15.

(7)(8)(9) Pursuant to Li-Pei Wu's Employment Agreement with the Company, for 1998 Mr. Wu was granted a vested, deferred contractual right to receive 23,800 shares of Bancorp Common Stock, which shares will be granted to him on January 1, 2004; and for 1999 Mr. Wu was granted a vested, deferred contractual right to receive (i) 21,279 shares and (ii) 25,928 shares of Bancorp Common Stock, which shares will be granted to him on February 1, 2002 and January 1, 2005, respectively; and for 2000 Mr. Wu was granted a vested, deferred contractual right to receive 25,928 shares of Bancorp Common Stock, which shares will be granted to him on January 1, 2006; and for 2001 Mr. Wu was granted a vested, deferred contractual right to receive 3,345 shares of Bancorp Common Stock, which shares will be granted to him on February 5, 2004 (in each case together with an additional number of shares equal in value to the dividends that would have been paid on such shares during the deferral period). See "Employment Agreement--Li-Pei Wu" on pages 13-15.

Options Grants in Last Fiscal Year

   The following table reflects information with regard to stock options granted under the GBC Bancorp 1999 Employee Stock Incentive Plan to the Named Executives during fiscal year 2001, as indicated in the Summary Compensation Table.

                       Option Grants in Last Fiscal Year

                                                                               Potential Realizable Value
                                                                                at Assumed Annual Rates
                                                                               of Stock Appreciation for
                   Individual Grants                                                  Option Term(6)
-----------------------------------------------------                          --------------------------
                                         % of Total
                    No. of Securities  Options Granted Exercise or
                       Underlying       to Employees    Base Price  Expiration
       Name          Option Granted    In Fiscal Year  ($/Share)(5)    Date       5%($)        10%($)
       ----         -----------------  --------------- ------------ ----------  ---------    ----------
Li-Pei Wu..........      476,000(1)         55.22%        28.80     12/31/2007 4,662,303    10,577,175
Peter Wu...........      250,000(2)         29.00%        37.56      1/17/2007 3,193,498     7,244,958
John Getzelman.....       20,000(3)(4)       2.32%        37.56      1/17/2007   255,480       579,597
Peter Lowe.........        3,000(3)(4)       0.35%        37.56      1/17/2007    38,322        86,939
Eddie Chang........        4,000(3)(4)       0.46%        37.56      1/17/2007    51,096       115,919

--------
(1) Options are immediately exercisable and will expire on December 31, 2007, subject to earlier termination in the event Mr. Wu's employment was terminated prior to December 31, 2002, or in the event Mr. Wu dies or becomes disabled (in which event the options will terminate one year from such death or disability, if earlier than December 31, 2007), or in the event Mr. Wu fails to comply with the non-competition provision contained in his Employment Agreement.

(2) Options shall vest in five (5) annual installments of 50,000 shares each, with the first installment to become exercisable on January 1, 2002 and the remaining installments to be exercisable on January 1 of each of the four succeeding years. Options have a term of 10 years and will expire on January 17, 2011, subject to earlier termination in the event of Mr. Wu's cessation of service with Bancorp.

(3) Options granted in 2001 are exercisable starting 6 months after the grant date, with 20% of the shares covered thereby becoming exercisable at that time and with an additional 20% of the option shares becoming exercisable on each successive anniversary of the grant date.

(4) Options have a term of 6 years, subject to earlier termination in the event of the optionee's cessation of service with Bancorp; each installment of vesting shares will terminate on the sixth anniversary of the grant date; options will become immediately exercisable in the event of a liquidation, reorganization, merger or consolidation of Bancorp with another corporation as a result of which Bancorp is not the surviving corporation, or an asset sale of Bancorp to another person.

(5) The exercise price and tax withholding obligations related to exercise are payable by the optionee at time of exercise.

(6) The difference between the exercise price as multiplied by the annual appreciation rate shown compounded annually for the full term of the option and the exercise price, multiplied by the number of options granted.

   The dollar amounts set forth under the heading are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future valuation, if any, of the stock price of Bancorp.

 Option Exercises in Last Fiscal Year and Value of Unexercised Options at Year
                                      End

                                                                                         Value of Securities
                                                                                       Underlying Unexercised
                                                            Number of Securities       In-the-Money Options at
                                 Shares                    Underlying Unexercised          12/31/01(1)(2)
                              Acquired on     Value        Options at 12/31/01(2)     Exercisable/Unexercisable
            Name              Exercise (#) Realized ($) Exercisable/Unexercisable (#)            ($)
            ----              ------------ ------------ ----------------------------- -------------------------
Li-Pei Wu....................   476,000     10,919,373              476,000/0                   333,200/0
Peter Wu.....................         0              0         25,600/274,000              192,404/61,500
John Getzelman...............         0              0           4,000/16,000                         0/0
Peter Lowe...................     4,000         61,700            6,000/7,200               31,350/28,876
Eddie Chang..................     1,200          9,375            6,600/8,800               38,451/40,001

--------
(1) Value is based on market value of Bancorp's Common Stock at date of exercise or end of fiscal year 2001 minus the exercise price.

(2) Bancorp has no plans pursuant to which stock appreciation rights may be granted.

Board of Directors' Report on Executive Compensation

   Compensation for each of the Named Executives, as well as other middle level officers and above and certain business development employees, is comprised mainly of a base salary and incentive compensation. The incentive compensation may be made in awards of individual direct incentives, department incentives, Company-wide profit sharing, and long-term compensation in the form of stock options.

   GBC Bancorp and General Bank (collectively the "Company") have maintained the philosophy that compensation to officers should be highly incentive oriented, and that employees should be encouraged to pursue better individual and/or group performance and be rewarded accordingly. Consistent with this compensation philosophy, the Company's existing profit sharing plan was amended in February, 1996 and was expanded to create, in addition to the existing profit sharing program, a new direct incentive program for officers and certain non-officer employees whose business development or profit center financial results can be quantified. Annual profit sharing and incentive awards are made to the Company's officer-employees and eligible non-officer employees involved in business development and marketing under the Company's profit sharing and incentive compensation programs in accordance with the criteria discussed below.

   For the year 2001, the amount available for awards under the Company's profit sharing and incentive compensation programs was based on the audited year end financial statements, computed as follows: (i) 5.4% of any amount by which the Bank's tax equivalent income before its incentive bonus compensation awards exceeds 10% of the net equity of the Bank at the beginning of that fiscal year but does not exceed 15% of such net equity; and (ii) 6.4% of any amount by which such income exceeds 15% of such net equity. Of the amount so determined to be available for the annual profit sharing and incentive awards, specific incentive awards shall first be allocated to those officers eligible to receive direct incentive compensation by virtue of their quantifiable performance, and, only after such incentive awards are so allocated, the Company-wide profit sharing awards shall then be allocated to eligible officers of the Company from the remaining available funds.

   However, since officers eligible to receive direct individual or group incentives are rewarded based on quantifiable profitability improvements and achievements made during a year, such incentive awards are not dependent upon the Company's achieving the threshold of 10% return on shareholder's equity, but are based upon the officer's individual and/or departmental profitability results. Accordingly, in November 2001 the Board of Directors approved to separate the profit sharing program and the direct incentive program, effective fiscal year 2002. The direct incentive payouts to qualified employees in business development and marketing shall be independent of the Company's achieving the threshold of 10% return on shareholder's equity. The amount available for awards under the Company's profit sharing program, based on the audited year end financial statements, has therefore been revised as follows: (i) 3.91% of any amount by which the Bank's tax equivalent income before its incentive bonus compensation awards exceeds 10% of the net equity of the Bank at the beginning of that fiscal year but does not exceed 15% of such net equity; and (ii) 4.63% of any amount by which such income exceeds 15% of such net equity.

   The Company has established certain weighting guidelines in allocating the Company-wide profit sharing awards. The weighting guidelines are based upon a categorization of the Company's officers and business development personnel into groups representing different job responsibilities. The exact weights assigned to each of the groups will be reviewed annually by the Company's Chief Executive Officer, and may be adjusted depending on the Chief Executive Officer's assessment about each group's contribution to the Company's profits. The allocation of the Company-wide profit sharing awards within each group will be based on each individual's salary and job performance.

   A further component of officer compensation is the awarding of stock options. The Company believes that stock ownership by key employees provides a valuable incentive for them as they will benefit as the Bancorp stock price increases, and that stock-based performance compensation arrangements are also conducive to aligning employees' and shareholders' interests.

   Compensation for Mr. Peter Wu, the Chief Executive Officer for the year 2001, was made in accordance with his five year employment agreement with Bancorp and the Bank with an effective date of January 1, 2001 (described on pages 15-16) pursuant to the direction and approval of their respective Board of Directors. The formula of the profit sharing award for Mr. Peter Wu was approved by the Board as a part of the compensation provided in such employment agreement. Under Mr. Wu's employment agreement, the total annual incentive compensation award for any year is subject to a maximum dollar limitation of $350,000.00, with certain exceptions. See "Employment Agreement--Peter Wu" on pages 15-16.

   In setting the compensation of Mr. Peter Wu and the other terms and provisions of the employment agreement, the ad hoc committee that was formed in 2001 to determine the compensation package for Peter Wu retained and sought the advice and took into account the recommendations of an independent compensation consultant who, among other things, provided comparative data on compensation packages provided to the chief executive officers of Bancorp's peers. The philosophy guiding the ad hoc committee was that generally applicable to compensating Bancorp's and the Bank's officers, that compensation should be highly incentive oriented and that stock ownership by key employees provides a valuable incentive for them and is conducive to aligning their interests with shareholders' interests. The terms of the compensation package for Mr. Peter Wu as determined by the ad hoc committee were confirmed and ratified by the Board.

   Compensation for Mr. Li-Pei Wu, the Chairman of the Board during the year 2001, was made in accordance with his five year employment agreement with Bancorp and the Bank with an effective date of January 1, 1998 (described on pages 13-15) pursuant to the direction and approval of their respective Board of Directors. The formula of the profit sharing award for Mr. Li-Pei Wu was initially approved by the Board in 1982 as a part of the compensation provided in his prior employment agreement, which agreement was subsequently renewed three times without any change in such profit sharing formula. Under Mr. Wu's current employment agreement, the incentive compensation cash award payable to him in the fiscal years 2000, 2001 and 2002 is subject to maximum dollar limitations. See "Employment Agreement--Li-Pei Wu" on pages 13-15.

   In connection with the compensation of the Named Executives, the Board has considered the applicability of Section 162(m) of the Internal Revenue Code.
Section 162(m) limits deductibility of compensation in excess of $1,000,000.00 paid to a Named Executive unless this compensation qualifies as "performance-based". During the course of negotiating Mr. Li-Pei Wu's compensation under his current employment agreement (described on pages 13-15) with Bancorp and the Bank, the Board considered the application of Section 162(m), and Mr. Li-Pei Wu's compensation has been structured to minimize the possibility that the non-performance-based compensation portion of his annual compensation will exceed the $1,000,000.00
Section 162(m) limitation. The Board believes that the incentive compensation cash award payable to Mr. Li-Pei Wu qualifies as performance-based compensation and satisfies the requirements for exemption under Section 162(m).

   Mr. Li-Pei Wu's non-performance-based compensation for 2001 did not exceed the Section 162(m) limitation, and the Board believes that the likelihood is low that such Section 162(m) limitation will be exceeded for any year that Mr. Li-Pei Wu is a Named Executive. However, to the extent that the non-performance-based compensation payable to Mr. Li-Pei Wu may exceed the $1,000,000.00 limitation of Section 162(m) for any year that he is a Named Executive, such excess amount will not be tax deductible by the Company unless otherwise exempted under provisions of Section 162(m).

   The Board does not believe that the non-performance-based compensation payable to any of the Company's executive officers other than Mr. Li-Pei Wu will approach the $1,000,000.00 limitation in the near future.


                     Submitted by:
                     THE BOARD OF DIRECTORS
                     Bernard Chen           Chien-Te Wu
                     Thomas C.T. Chiu       Julian Wu
                     Chuang-I Lin           Li-Pei Wu
                     Ko-Yen Lin             Peter Wu
                     Ting Y. Liu            Ping C. Wu
                     John Wang              Chin-Liang Yen
                     Kenneth C. Wang

Compensation Committee Interlocks and Insider Participation

   The Company has no standing compensation committee; all of the members of the Board of Directors participate in decisions regarding compensation of the Company's executive officers. As members of the Board of Directors, during the year 2001, Mr. Li-Pei Wu, the Company's Chairman, and Mr. Peter Wu, the Company's President and Chief Executive Officer, participated in executive officer and other employee compensation decisions, but neither such person participated in any decisions regarding his own compensation as an executive officer. Mr. Li-Pei Wu's compensation is determined in accordance with the terms and provisions of his employment agreement with the Company (see "Employment Agreement--Li-Pei Wu" on pages 13-15), and the Board of Directors does not exercise discretion in awarding compensation to Mr. Li-Pei Wu. The same is true with respect to Mr. Peter Wu (see "Employment Agreement--Peter Wu" on pages 15-16). The philosophy and guidelines for the Company's profit sharing and incentive compensation programs applicable to executive officers and other employees are described above in the "Board of Directors' Report on Executive Compensation" on pages 10-12.

   During 2001, a temporary ad hoc committee composed of six (6) outside directors was established to determine the compensation for and the terms of an employment agreement with the new Chief Executive Officer, Peter Wu. See "THE BOARD OF DIRECTORS AND COMMITTEES" on page 7. After finalizing Mr. Peter Wu's employment agreement, this temporary ad hoc committee was disbanded. Commencing January 1, 2001, Mr. Peter Wu's compensation is determined in accordance with the terms and conditions of his employment agreement. See "Employment Agreement--Peter Wu" on pages 15-16.

Employment Agreement--Li-Pei Wu

   On February 19, 1998 Mr. Li-Pei Wu, Bancorp and the Bank entered into an employment agreement having an effective date of January 1, 1998, which agreement was modified by an amendment entered into on March 19, 1998 with an effective date of January 1, 1998 (as so amended, the "Employment Agreement"). The incentive compensation award program provided for in the Employment Agreement was approved by the holders of a majority of the outstanding shares of the Company at the Company's Annual Meeting of Shareholders held in 1998.

   The Employment Agreement provides for an employment term of five (5) years, commencing January 1, 1998, and ending December 31, 2002. Pursuant to the Employment Agreement, Mr. Wu will serve as Chairman of the Board of Bancorp and the Bank throughout the entire term of the Employment Agreement, and served as Chief Executive Officer of Bancorp and the Bank through December 31, 2000.

   The Employment Agreement provides for a base annual salary of $402,336.00, which amount was adjusted on January 1, 1999, on January 1, 2000, and on January 1, 2001, and is to be further adjusted on each succeeding anniversary, by a percentage increase equal to three percent (3%) over the increase in the Consumer Price Index.

   The Employment Agreement also provides for an annual incentive compensation award payable to Mr. Li-Pei Wu, which award is based upon a formula identical to that for the annual profit sharing award included in Mr. Wu's prior employment agreement, to be computed as follows: (i) three percent (3%) of any amount by which the Bank's tax equivalent income before its incentive bonus compensation awards exceeds ten percent (10%) of the net equity of the Bank at the beginning of that fiscal year but does not exceed fifteen percent (15%) of such net equity; and (ii) four percent (4%) of any amount by which such income exceeds fifteen percent (15%) of such net equity. In addition, Mr. Wu will be entitled to receive from each Bancorp subsidiary (other than the Bank), if any exists, an incentive compensation cash award computed in accordance with a formula similar to the one described in the preceding sentence. The aggregate incentive compensation cash award payable to Mr. Wu is subject to the following maximum dollar limitations commencing with the fiscal year ending December 31, 2000: (i) $1,500,000.00 for the fiscal year 2000; (ii) $400,000.00 for the fiscal year 2001; and (iii) $400,000.00 for the fiscal year 2002. Amounts of incentive compensation cash awards received by Mr. Wu with respect to services rendered in 2001, 2000 and 1999 are included in the Summary Compensation Table on page 8.

   Under the Employment Agreement, provided that Mr. Li-Pei Wu continues in the employ of the Company through December 19, 2001, on such date Mr. Wu is to be granted a non-qualified stock option to purchase shares of Bancorp Common Stock equal to the aggregate of the number of shares of Bancorp Common Stock that are covered by the unexercised portion of Mr. Wu's December 19, 1991 non-qualified stock option as of December 31, 2000 and/or the number of shares that had been previously acquired by Mr. Wu by reason of exercising such non-qualified stock option and which shares are held by him as of December 31, 2000. The number of shares of Bancorp Common Stock subject to the new non-qualified stock option will be equitably adjusted in the event of any change to Bancorp Common Stock occurring as a result of any stock split, stock dividend, reorganization or similar transaction. The exercise price under such new option is to be the fair market value of Bancorp Common Stock on the date of grant and such option is to vest immediately. The new option will be exercisable until December 31, 2007; provided, that if Mr. Wu's employment with the Company terminates prior to December 31, 2002, the exercise period will only be three (3) months from such termination date, or, if Mr. Wu dies or becomes disabled, the exercise period will be the earlier of one (1) year from his death or disability or December 31, 2007. Pursuant to such provisions of the Employment Agreement, on December 19, 2001, Bancorp granted Mr. Wu a non-qualified stock option under the Company's 1999 Employee Stock Incentive Plan to purchase shares of Bancorp Common Stock at the exercise price of $28.80 per share and on such conditions as set forth above.

   The Employment Agreement provides that commencing with the fiscal year ending December 31, 1999 Mr. Li-Pei Wu may elect in his discretion to receive up to one-half (1/2) of his incentive compensation cash award for any fiscal year in shares of Bancorp Common Stock. If Mr. Wu makes such an election he will receive as of the date of such election Bancorp Common Stock equal in value (determined as of such election date) to the portion of the cash award for which he elected to receive Bancorp Common Stock. In addition, he will be awarded as of such election date a vested, deferred contractual right to receive two (2) years later Bancorp Common Stock equal in value to the sum of fifty percent (50%) in value of the portion of the cash award for which he elected to receive Bancorp Common Stock plus the value of dividends that would have been paid during the two (2)-year deferral period had such Bancorp Common Stock actually been granted to him on the date of his election. The number of shares of Bancorp Common Stock subject to the vested, deferred contractual right will be equitably adjusted in the event of any change to Bancorp Common Stock occurring as a result of any stock split, stock dividend, reorganization or similar transaction. In accordance with the foregoing terms, for the fiscal year ending December 31, 2000, Mr. Wu did not elect to receive any portion of the incentive compensation cash award in shares of Bancorp Common Stock.

   The Employment Agreement further provides that during the first three (3) years of Mr. Li-Pei Wu's employment thereunder Bancorp shall grant to him a vested, deferred contractual right to receive one share of Bancorp Common Stock for every twenty (20) shares of Bancorp Common Stock acquired by him through exercise of his non-qualified stock option, or acquired by reason of his election to receive up to one-half ( 1/2) of his incentive compensation cash award for any fiscal year in Bancorp Common Stock (excluding shares for which Mr. Wu has a vested, deferred contractual right to receive), and/or of vested option shares (even though not exercised) under his non-qualified stock option that are held during the full term of the relevant fiscal year. Pursuant to such provision of the Employment Agreement, for 1998 Mr. Wu was granted a vested, deferred contractual right to receive 23,800 shares of Bancorp Common Stock, for 1999 he was granted such a right to receive 25,928 shares, and for 2000 he was granted such a right to receive 25,928 shares. The total number of shares to be received by Mr. Wu shall not in the aggregate exceed 100,000, which number is subject to equitable adjustment in the event of any change to Bancorp Common Stock occurring as a result of any stock split, stock dividend, reorganization or similar transaction. Such additional shares shall be granted on the fifth (5th) anniversary of the first (1st) day of January following the year with respect to which the contractual right to receive the additional shares was awarded (together with a further number of shares equal in value to the dividends that would have been paid on the additional shares during such five (5)-year deferral period).

   In the event of the disability of Mr. Li-Pei Wu, either he or the Company may elect to terminate his employment upon six (6) months prior written notice, during which period he is entitled to his regular pay and a proportionate part of any incentive compensation award.

   The Employment Agreement gives Mr. Li-Pei Wu a right, at any time, with or without cause, to terminate the Employment Agreement upon six (6) months prior written notice to the Company, during which period he is entitled to his regular pay and a proportionate part of any incentive compensation award.

   Under the Employment Agreement, at the expiration of its stated term on December 31, 2002 (other than for cause), Mr. Li-Pei Wu will be entitled to an annual retirement benefit equal to fifty percent (50%) of the annual base salary he earned during his final year of employment. This retirement benefit will be payable in equal monthly installments over the five (5) years following the expiration of the term of the Employment Agreement.

   The Employment Agreement contains a noncompetition provision whereby Mr. Li-Pei Wu agrees not to compete with the Company for a period of five (5) years following the date of his termination of employment under the Employment Agreement. In the event that Mr. Wu fails to comply with such noncompetition provision, as of the date of such failure to comply, (i) the new stock option granted to Mr. Li-Pei Wu on December 19, 2001, to the extent not yet exercised, will expire or terminate, (ii) Mr. Wu will no longer be entitled to the retirement benefit provided for under the Employment Agreement, to the extent not yet paid, and (iii) Mr. Wu will no longer be allowed continued use of an office and automobile.

   In the event of any merger or consolidation or acquisition of Bancorp or the Bank, whereby Bancorp or the Bank is not the surviving entity, or another entity or person acquires more than fifty percent (50%) of the outstanding Common Stock of the Bank or Bancorp in one or more transactions, or the Bank or Bancorp ceases to exist pursuant to any of such transactions or similar transactions (any of which herein referred to as a "Triggering Event"), under the contingency stock option granted pursuant to his prior employment agreement with the Company, provided Mr. Li-Pei Wu is then in the employ of the Company, Mr. Li-Pei Wu shall have the right to purchase 242,000 shares of Bancorp Common Stock at $1.86 per share, exercisable upon the execution of an agreement or the application to any regulatory authority for approval of or consent to any Triggering Event, such right to remain exercisable in whole or in part until 45 days after the consummation of the Triggering Event. If any Triggering Event is not consummated, such contingent option shall then not be exercisable, but shall continue in full force and effect and be exercisable upon the occurrence of any future Triggering Event.

Employment Agreement--Peter Wu

   On February 27, 2001 Mr. Peter Wu, Bancorp and the Bank entered into an employment agreement having an effective date of January 1, 2001. Pursuant to the employment agreement, Mr. Peter Wu will serve as President and Chief Executive Officer of Bancorp and the Bank for an employment term of five (5) years commencing on January 1, 2001 and ending on December 31, 2005.

   Mr. Peter Wu's employment agreement provides for a base annual salary of $250,000.00, which amount shall be adjusted on January 1, 2002, and on each anniversary date thereof, by a percentage increase equal to three percent (3%) over the increase in the Consumer Price Index.

   The employment agreement also provides for an annual incentive compensation award to be computed as follows: (i) one percent (1%) of any amount by which the Bank's tax equivalent income before the Bank's incentive bonus compensation awards exceeds ten percent (10%) of the net equity of the Bank at the beginning of that fiscal year but does not exceed fifteen percent (15%) of such net equity; and (ii) one and three tenths percent (1.3%) of any amount by which such income exceeds fifteen percent (15%) of such net equity. In addition, Mr. Peter Wu will be entitled to receive from each Bancorp subsidiary (other than the Bank), if any exists, an incentive compensation award computed in accordance with a formula similar to the one described in the preceding sentence. The total annual incentive compensation award for any year is subject to a maximum dollar limitation of $350,000.00, except that there will be no such limitation for any year in which the ratio of the Bank's core earnings to its net equity at the beginning of the fiscal year is greater than 0.40. "Core earnings" for purposes of Mr. Wu's employment agreement means the tax equivalent income before the Bank's incentive bonus compensation awards excluding gains and/or losses from securities, warrants and venture capital. Also, unrealized securities gains and/or losses are to be included in the calculation of the Bank's net equity.

   Under the terms of the employment agreement, as of January 18, 2001 Mr. Peter Wu was granted a non-qualified stock option to purchase an aggregate of 250,000 shares of Bancorp Common Stock at an exercise price of $37.56 per share, which was the fair market value of a share of Bancorp Common Stock as of the date of grant. The option has a term of ten (10) years, and will expire on January 17, 2011 (the "Expiration Date") or, notwithstanding such Expiration Date, three (3) months after the termination of Mr. Wu's employment with the Company, provided that (i) in the case of his death during such three (3)-month period or while still employed, such option would expire one (1) year after his death or, if earlier, on the Expiration Date, or (ii) in the case of termination by reason of disability, such option would expire one (1) year after such termination or, if earlier, the Expiration Date. The option shall vest in five (5) annual installments of 50,000 shares each, with the first installment to become exercisable on January 1, 2002 and the remaining installments to be exercisable on January 1 of each of the four succeeding years.

   Bancorp and the Bank may terminate Mr. Peter Wu's employment agreement (i) at any time for cause, (ii) in the event of disability, upon six (6) months prior written notice, during which period he is entitled to payment of compensation under the terms of the employment agreement, and after which period he is entitled to continue to receive sixty percent (60%) of his then current annual salary until his disability ceases, or (iii) at any time without cause upon thirty (30) days prior written notice, provided that he is paid a sum equal to six (6) months salary plus any incentive compensation award earned but not paid for any full fiscal year during which he was employed and for the fiscal year during which his employment was terminated, an incentive compensation award prorated to the date of his termination.

   Under the contingency stock options previously granted to Mr. Peter Wu by the Company, upon the occurrence of a Triggering Event (as defined on page 15), provided Mr. Wu is then in the employ of the Company, he shall have a right to purchase 84,700 shares of Bancorp Common Stock at $2.17 per share and 25,300 shares of Bancorp Common Stock at $6.59 per share, exercisable upon the execution of an agreement or the application to any regulatory authority for approval of or consent to any Triggering Event, such right to remain exercisable in whole or in part until 45 days after the consummation of the Triggering Event. If the Triggering Event is not consummated, such contingent option shall then not be exercisable, but shall continue in full force and effect and be exercisable upon the occurrence of any future Triggering Event.

Change in Control Arrangements

   Bancorp has certain compensatory arrangements with its executive officers which will result from a change in control of the Company. All stock option agreements outstanding under the GBC Bancorp Amended and Restated 1988 Stock Option Plan provide for the acceleration of exercisability of options upon the occurrence of certain triggering events, including a liquidation, reorganization, merger or consolidation of Bancorp with another corporation as a result of which Bancorp is not the surviving or resulting corporation, or a sale of substantially all the assets of Bancorp to another person, or a reverse merger in which Bancorp is the surviving corporation but the shares of Bancorp's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property.

   During fiscal year 2001 options to purchase 895,000 shares of GBC Bancorp common stock were granted under the GBC Bancorp 1999 Employee Stock Incentive Plan, and most stock option agreements providing for the grant in 2001 include certain change in control provisions.

   In addition, pursuant to the authorization of the Board of Directors of Bancorp, certain employees of the Bank were granted contingency stock options to purchase Common Stock of Bancorp upon the occurrence of a triggering event. The term triggering event for this purpose shall mean the execution of an agreement providing for any of the following transactions or the application to any regulatory authority for approval of or consent to any of the following transactions: sale of substantially all of the assets of the Bank or Bancorp, any merger or consolidation or acquisition of the Bank or Bancorp whereby the Bank or Bancorp is not the surviving entity, or an entity or person or such person and his associates acquires up to fifty percent (50%) of the outstanding Common Stock of the Bank or Bancorp in one transaction or in a series of related transactions, or the Bank or Bancorp ceases to exist pursuant to any such transaction or similar transactions. The contingency stock option may be exercised in whole or in part by the employee at any time after the occurrence of the triggering event and until 45 days after the date the triggering event is consummated. In the event an employee's employment by the Bank is terminated, the contingency stock option previously granted to him is also terminated.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires Bancorp's directors and executive officers, and persons who own more than 10% of a registered class of Bancorp's equity security (if any), to file with the SEC reports of ownership and changes in ownership of Common Stock of Bancorp. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the issuer with copies of all Section 16(a) forms they file.

   Based solely on review of the copies of such reports furnished to Bancorp or representations that no other reports were required, Bancorp believes that, during the 2001 fiscal year, all filing requirements applicable to Bancorp's officers and directors were complied with, except that: Shu-Yuan Lai, Senior Vice President of the Bank, failed to timely file a Form 4 report for two transactions but instead has filed a Form 5 report covering such transactions.

                         COMPARATIVE STOCK PERFORMANCE

   Set forth below is a line graph comparing the cumulative total shareholder return on the Common Stock of Bancorp for the last five fiscal years with the cumulative total return on the S&P 500 Index and the SNL Securities, L.P. California Independent Bank Stock Index over the same period.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
       ON GBC BANCORP COMMON STOCK, S&P 500 INDEX & SNL SECURITIES, L.P.
                    CALIFORNIA INDEPENDENT BANK STOCK INDEX

                                    [CHART]

               GBC Bancorp       S&P 500     SNL California Banks Index

12/31/96          100.00         100.00               100.00
12/31/97          232.28         133.37               146.29
12/31/98          189.83         171.44               149.27
12/31/99          144.89         207.52               157.84
12/31/00          291.62         188.62               210.64
12/31/01          228.15         166.22               178.17




--------
   ASSUMES $100 INVESTED ON DECEMBER 31, 1996 IN GBC BANCORP COMMON STOCK, S&P 500 INDEX AND SNL SECURITIES, L.P. CALIFORNIA INDEPENDENT BANK STOCK INDEX

   * TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

                             SELECTION OF AUDITORS

   The Board of Directors of Bancorp has engaged the firm of KPMG LLP as independent auditors of Bancorp, effective July 17, 2001. On such date the firm of Deloitte & Touche LLP was dismissed as Bancorp's independent auditors, and the termination was approved by the Board of Directors of Bancorp.

   Reports of the former independent auditors on Bancorp's financial statements did not contain any adverse opinion or disclaimer of opinion or were qualified as to an uncertainty, nor were there any disagreements between Bancorp and the former auditors on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures which, if not resolved to the satisfaction of the former auditors, would have caused them to make a reference to the subject matter of the disagreement in their report. There were also no "reportable events" occurring within Bancorp's two most recent fiscal years.

   Representatives of KPMG LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Auditor Independence

   During 2001, Bancorp paid its auditors the following fees:

                                           Deloitte & Touche
                                                  LLP        KPMG LLP
                                           ----------------- --------
           Audit Fees.....................      $     0      $136,000
           Financial Information Systems
            Design and Implementation Fees      $     0             0
           All Other Fees.................      $55,870      $252,833

   The Audit Committee concluded that the non-audit services did not adversely impact the independence of Deloitte & Touche LLP nor KPMG LLP.

                            AUDIT COMMITTEE REPORT

   The Audit Committee of the Board reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations. Each of the Audit Committee members satisfied the definition of independent director as established in the NASD's listing standards. The Audit Committee has adopted a written charter which has been approved by the Board of Directors. The Audit Committee met five
(5) times during the 2001 fiscal year.

   The Audit Committee has reviewed the Company's audited consolidated financial statements and discussed such statements with management. The Audit Committee has discussed with the Company's independent accountants during the 2001 fiscal year the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees, as amended).

   The Audit Committee received from KPMG LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and be filed with the U.S. Securities and Exchange Commission.

   This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                          Submitted by:

                                          AUDIT COMMITTEE
                                          Bernard Chen
                                          Chuang-I Lin
                                          Ko-Yen Lin
                                          Ting Liu
                                          John Wang
                                          Kenneth Wang
                                          Julian Wu

                             CERTAIN TRANSACTIONS

   Some of the directors and executive officers of Bancorp and the companies with which they are associated are customers and have had banking transactions with the Bank in the ordinary course of the Bank's business, and the Bank expects to have banking transactions with such persons in the future. In management's opinion, all loans and commitments to lend included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of collectibility or present other unfavorable features. The aggregate balance outstanding at December 31, 2001 of all such loans and credit extensions to all directors and executive officers of the Bank, together with their associates, was $1,230,000, constituting approximately 0.56% of the Bank's Stockholders' Equity.

                            SHAREHOLDERS' PROPOSALS

   Any shareholder of Bancorp who wishes to present a proposal to be considered at the next Annual Meeting of Shareholders of Bancorp and who wishes to have such proposal presented in Bancorp's Proxy Statement for such Meeting must deliver such proposal in writing to Bancorp at its head office stated above not later than December 31, 2002.

                                 OTHER MATTERS

   The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

                                          GBC BANCORP

                                          /s/ MING LIN CHEN
                                          Ming Lin Chen
                                          Secretary

Dated: April 16, 2002

   A COPY OF BANCORP'S 2001 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO GBC BANCORP, 800 WEST SIXTH STREET, LOS ANGELES, CALIFORNIA 90017. ATTENTION: INVESTOR RELATIONS.

                                                --------------------------------
                                                WHEN PROXY IS OKAYED PLEASE SIGN
                                                        & DATE IT ABOVE




                        Please date, sign and mail your
                     proxy card back as soon as possible!


                        Annual Meeting of Shareholders
                                  GBC Bancorp


                                  May 15, 2002


                Please Detach and Mail in the Envelope Provided
----------------------------------------------------------------------------------------------------------------------------------
A [X] Please mark your
      votes as in this
      example

       FOR all nominees      WITHHOLD        NOMINEES: Bernard Chen
       listed at right       AUTHORITY                 Thomas C.T. Chiu
      (except as marked     to vote for                Chuang-I Lin
       to the contrary      all nominees               Ko-Yen Lin
            below)         listed at right             Ying Y. Liu
                                                       John C. Wang
                                                       Kenneth C. Wang
                                                       Chien-Te Wu
1. ELECTION  [  ]                [  ]                  Julian Wu
   OF                                                  Li-Pei Wu           2. OTHER BUSINESS: In their discretion, the Proxies are
   DIRECTORS                                           Peter Wu               authorized to vote upon such other business as may
                                                       Ping C. Wu             properly come before the meeting.
INSTRUCTIONS: To withhold authority to vote            Chin-Liang Yen
for any individual nominee, write that name                                This proxy when properly executed will be voted in the
on the space provided below.                                               manner directed herein by the undersigned shareholder.
                                                                           If no direction is made, this Proxy will be voted FOR
-------------------------------------------                                Item (1). If any other business is presented at the
                                                                           meeting, this Proxy confers authority to and shall be
                                                                           voted in accordance with the recommendations of the
                                                                           Board of Directors.

                                                                           Please date this Proxy and sign as the name appears
                                                                           below.

                                                                           YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND
                                                                           MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                                                           ENVELOPE.



Signature(s) ___________________________________________________________   Dated: ____________________, 2002
NOTE: When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

----------------------------------------------------------------------------------------------------------------------------------

                                                --------------------------------
                                                WHEN PROXY IS OKAYED PLEASE SIGN
                                                        & DATE IT ABOVE










--------------------------------------------------------------------------------



                                  GBC BANCORP

                  Annual Meeting of Shareholders, May 15, 2002

     The undersigned hereby appoints Ming Lin Chen and Amy S. Lin, or either of them, proxies, each with full power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all of the shares of common stock of GBC Bancorp held on record by the undersigned on March 29, 2002, at the Annual Meeting of Shareholders to be held on May 15, 2002 or any adjournments thereof.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   (Please mark, sign, date and return the proxy card promptly using the enclosed envelope.)



                                                                SEE
                       (To be signed on the other side.)    REVERSE SIDE


--------------------------------------------------------------------------------